Exhibit 99.1

Cirrus Logic Reports Fiscal Q4 2008 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the fourth quarter fiscal year 2008, which ended March 29, 2008.

The company reported fourth quarter fiscal year 2008 revenue of $44.8 million, compared with $43.6 million during the fourth quarter of fiscal year 2007 and $48.9 million in the previous quarter. In the fourth quarter, Cirrus Logic reported a GAAP net loss of $13.7 million, or $0.16 per share. Excluding several one-time charges primarily associated with the closing of Caretta Integrated Circuits (Caretta), a subsidiary based in Shanghai, as well as other items including stock option expenses, non-GAAP net income was $5.2 million, or $0.06 per share, based on 85.6 million average diluted shares.

Gross margin for the quarter was 55 percent compared with 56 percent in the previous quarter, and 60 percent for the fourth quarter of fiscal year 2007. Excluding the net effect of certain charges associated with the closure of Caretta, non-GAAP gross margin for the quarter was 57 percent.

Total GAAP operating expenses for the quarter were $37.7 million, while non-GAAP operating expenses were $22.7 million. Non-GAAP operating expenses exclude $15 million of adjustments, related to the following charges:

  $12.1 million in restructuring charges associated primarily with the closure of Caretta;
  $400,000 in operational charges related to Caretta;
  $1 million in stock-based compensation expense;
  $1 million in facility-related charges;
  $400,000 charge for the amortization of intangibles related to acquisitions; and
  $100,000 in legal costs related to the recently closed Securities and Exchange Commission’s investigation into our historical stock option practices.

Additionally, the company recorded $3 million in net charges related to various deferred tax assets.

Information about Cirrus Logic's use of non-GAAP financial information is provided under "Use of non-GAAP Financial Information" below.

Total cash and marketable securities at the end of the fourth fiscal quarter was $187 million, compared with $252 million at the end of the prior fiscal quarter. During the fourth quarter the company completed share repurchases totaling $71.1 million out of the $150 million share repurchase program announced on January 30, 2008. The program was subsequently completed on April 28, 2008, with a total of 24.5 million shares repurchased at an average price of $6.11.

“In FY ’08 we undertook significant actions to fundamentally strengthen the company. We’ve revitalized the senior leadership team, hired key engineering talent while controlling operating expenses, delivered promising revenue growth from our portable product line, and developed a compelling strategic plan, which has the full support of management and our board of directors. We also initiated a share repurchase plan in January, which is now complete,” said Jason Rhode, president and chief executive officer. “We’ve seen strong design win activity for our new products, and I am excited about our opportunity for growth in FY ’09 as new designs ramp in the fall.”

Outlook for First Quarter FY 2009 (ending June 28, 2008):

  Revenue is expected to range between $42 million and $45 million;
  Gross margin is expected to be between 55 percent and 57 percent; and
  Combined R&D and SG&A expenses are expected to range between $24 million and $25 million, which include approximately $2.0 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the fourth quarter of fiscal year 2008, on May 1, 2008, at 5:00 p.m. EDT. Those wishing to join should call 303-205-0066 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until May 8, 2008. To access the recording, call 303-590-3000 (passcode: 11112112#). A live and an archived webcast of the conference call will also be available via the investor section of company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment, and industrial and aerospace applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of Non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net earnings, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2009 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: our ability to successfully integrate our recent acquisitions into our business; overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the first quarter of fiscal year 2009, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; general market and economic conditions; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; expenses associated with on-going litigation related to the Company’s stock option program; and the risk factors listed in our Form 10-K for the year ended March 31, 2007, as updated on Jan. 25, 2008 in our Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 29, 2007, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

Use of Non-GAAP Financial Measures

Non-GAAP net revenue is defined to exclude revenue from previously closed business operations during the period. Non-GAAP gross margin is defined to exclude net charges related to the write-off of inventory associated with previously closed Caretta business during the period. Non-GAAP operating expenses is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, operational costs for the Caretta office closed during the period, legal fees associated with closed stock option review, and stock-based compensation expense recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as charges associated with deferred tax assets. Cirrus Logic’s management uses these non-GAAP financial measures for purposes of evaluating financial performance.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Mar. 29,	Dec. 29,	Mar. 31,
	2008	2007	2007

Net revenue	$ 44,822	$ 48,905	$ 43,647
Cost of sales	20,115	21,565	17,369
Gross Margin	24,707	27,340	26,278
Gross Margin Percentage	55.1%	55.9%	60.2%

Operating expenses:
Research and development	12,326	13,194	10,998
Selling, general and administrative	13,304	14,450	14,797
Restructuring and other costs	12,095	(1,553)	521
Impairment of non-marketable securities	-	-	4,290
Total operating expenses	37,725	26,091	30,606

Income (loss) from operations	(13,018)	1,249	(4,328)

Interest income, net	2,411	2,970	3,412
Other income (expense), net	(73)	(27)	71
Income (loss) before income taxes	(10,680)	4,192	(845)
Provision (benefit) for income taxes	3,005	10	(8,124)
Net income (loss)	$ (13,685)	$ 4,182	$ 7,279

Basic income (loss) per share:	$ (0.16)	$ 0.05	$ 0.08
Diluted income (loss) per share:	$ (0.16)	$ 0.05	$ 0.08

Basic weighted average common shares outstanding	85,310	89,068	88,076
Diluted weighted average common shares outstanding	85,310	89,533	89,333

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 29,	Dec. 29,	Mar. 31,
	2008	2007	2007
ASSETS
Current assets
Cash and cash equivalents	$ 56,614	$ 69,288	$ 87,960
Restricted investments	5,755	5,755	5,755
Marketable securities	125,129	165,619	178,000
Accounts receivable, net	22,652	23,049	19,127
Inventories	22,464	20,030	16,496
Other current assets	10,041	13,974	13,699
Total Current Assets	242,655	297,715	321,037

Long-term marketable securities	-	11,087	-
Property and equipment, net	20,961	19,850	11,407
Intangibles, net	26,044	30,666	8,550
Goodwill	6,194	12,655	6,461
Investment in Magnum Semiconductor	-	-	3,657
Other assets	2,452	2,239	1,948
Total Assets	$ 298,306	$ 374,212	$ 353,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 16,164	$ 18,300	$ 10,434
Accrued salaries and benefits	7,085	6,812	7,816
Other accrued liabilities	18,081	8,144	10,519
Deferred income on shipments to distributors	6,584	5,874	4,290
Income taxes payable	76	(13)	1,561
Total Current Liabilities	47,990	39,117	34,620

Long-term restructuring accrual	1,818	1,886	3,418
Other long-term obligations	7,563	9,364	10,085

Stockholders' equity:
Capital stock	937,716	936,093	926,900
Accumulated deficit	(696,557)	(611,766)	(621,180)
Accumulated other comprehensive loss	(224)	(482)	(783)
Total Stockholders' Equity	240,935	323,845	304,937
Total Liabilities and Stockholders' Equity	$ 298,306	$ 374,212	$ 353,060

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

Quarter Ended

Mar. 29,
2008
Net Income Reconciliation
GAAP net loss	$ (13,685)
Non-GAAP adjustments:
Adjust:
Stock compensation expense	1,099
Stock compensation practices voluntary review	76
Amortization of acquisition intangibles	450
Facility adjustments on subleases	978
Restructuring related charges	12,095
Net gross margin impact related to Caretta	808
Costs associated with Caretta operations during the quarter	408
Provision for income taxes, net	3,015

Non-GAAP net income	$ 5,244

EPS Reconciliation
GAAP loss per share	$ (0.16)
Non-GAAP adjustments:
Effect of stock compensation expense	0.01
Effect of stock compensation practices voluntary review	0.00
Effect of amortization of acquisition intangibles	0.01
Effect of facility adjustments on subleases	0.01
Effect of restructuring related charges	0.14
Effect of gross margin impact related to Caretta	0.01
Effect of costs associated with Caretta operations during the quarter	0.00
Effect of provision for income taxes, net	0.04

Non-GAAP diluted earnings per share [1]	$ 0.06

Gross Margin Reconciliation
GAAP Gross Margin	55.1%
Adjust: Net effect of Caretta office closure inventory charges	2.2%
Non-GAAP Gross Margin	57.3%

Operating Expense Reconciliation
GAAP Operating Expenses	$ 37,725
Non-GAAP adjustments:
Less:
Stock compensation expense	1,040
Stock compensation practices voluntary review	76
Amortization of acquisition intangibles	450
Facility adjustments on subleases	978
Estimated costs associated with Caretta office during the quarter	408
Restructuring related charges	12,095

Non-GAAP Operating Expenses	$ 22,678

[1] As a result of the antidilutive impact from the net loss for the quarter ended March 29, 2008, Cirrus Logic is required by generally accepted accounting principles to use basic weighted average shares of 85.3 million in the calculation of diluted earnings per share for the quarter ended March 29, 2008. In the absence of the net loss, 256 thousand weighted average common shares outstanding and potential dilutive common shares would have been used in the calculation for the quarter ended March 29, 2008, with a result of 85.6 million diluted shares.

CONTACT:
Cirrus Logic, Inc., Austin
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com